Exhibit 4.3

AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment to Amended and Restated Investors’ Rights Agreement (this “Amendment”) is made as of December 20, 2012 by and among NanoString Technologies, Inc., a Delaware corporation (the “Company”) and the undersigned Requisite Investors (as defined below). The Amendment amends the terms of the Amended and Restated Investors’ Rights Agreement dated November 29, 2012 (the “Investors’ Rights Agreement”) by and among the Company, the Investors (as defined Investors’ Rights Agreement) and certain other persons. All capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Investors’ Rights Agreement.

RECITALS

WHEREAS: The Investors’ Rights Agreement provides, among other things, that if the Company proposes to register the sale of shares of its common stock under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the public offering of such securities solely for cash, then the Company shall give each Holder written notice of such registration at least 10 days prior to the public filing of such registration statement (the “Notice Requirement”).

WHEREAS: The Investors’ Rights Agreement provides that any term of the Investors’ Rights Agreement may be amended or waived with the written consent of (i) the Company and (ii) Investors holding at least 65% of the then outstanding shares of the Preferred Stock (voting together as a single class with each holder of Preferred Stock entitled to one vote per share of Preferred Stock then held by such holder) (the “Requisite Investors”), subject to certain exceptions.

WHEREAS: The Company and the Requisite Investors desire to enter into this Amendment to, among other things, remove the Notice Requirement with respect to any registration statement filed in connection the initial public offering of the Company’s shares of common stock (the “IPO”).

AGREEMENT

In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

1. Amendment to Section 2.3(a). Section 2.3(a) of the Investors’ Rights Agreement is hereby amended and restated in its entirety to read as follows:

“If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than (i) a registration statement relating to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan, (ii) a registration statement relating directly or indirectly to a SEC Rule 145 transaction, (iii) a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, (iv) any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, (v) a registration statement filed pursuant to Section 2.2 or Section 2.4, or (vi) a registration statement relating to the initial public offering of the Company’s shares of common stock), the Company shall give each Holder written notice of such registration at least 10 days prior to the public filing of such registration statement. Upon the written request of each Holder given within

15 days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 2.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

2. Effect of Amendment. Except as set forth in this Amendment, the provisions of the Investors’ Rights Agreement shall remain unchanged and shall continue in full force and effect.

3. Entire Agreement. This Amendment and the Investors’ Rights Agreement constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly cancelled.

4. Counterparts. This Amendment may be executed in any number of counterparts each of which shall be considered an original and all of which together shall constitute one and the same instrument.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[Signature Page Follows]

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The parties have executed this Amendment to Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY: NANOSTRING TECHNOLOGIES, INC.

By:	/s/ R. Bradley Gray
Name:	R. Bradley Gray
Title:	Chief Executive Officer

Address:	530 Fairview Ave N.
Suite 2000
Seattle, WA 98109

INVESTORS: MORGAN STANLEY EXPANSION CAPITAL LP

By:	/s/ Melissa Daniels

Name:	Melissa Daniels

Title:	Managing Principal

Address:

MS EXPANSION CAPITAL CO-INVESTMENT VEHICLE LP

By:	/s/ Melissa Daniels

Name:	Melissa Daniels

Title:	Managing Principal

Address:

NANOSTRING TECHNOLOGIES, INC.

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amendment to Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR: AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY

By:	AllianceBernstein L.P.

Its:	Authorized agent

By:	/s/ Troy Fukumoto
Troy Fukumoto, Vice President

Address:	Attention: Troy Fukumoto 1999 Ave of the Stars, 21st Floor Los Angeles, CA 90067 (310) 407-0084

TROY FUKUMOTO

/s/ Troy Fukumoto

Address:	1999 Ave of the Stars, 21st Floor Los Angeles, CA 90067 (310) 407-0084

NANOSTRING TECHNOLOGIES, INC.

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amendment to Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

CLARUS LIFESCIENCES II, L.P.

By its General Partner, Clarus Ventures II GP, LP By its General Partner, Clarus Ventures II, LLC

By:	/s/ Nicholas Galakatos
Name:	Nicholas Galakatos
Title:	Managing Director

Address:	101 Main Street Suite 1210 Cambridge, MA 02142

NANOSTRING TECHNOLOGIES, INC.

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amendment to Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS: OVP VENTURE PARTNERS VI, L.P.

By: OVMC VI, L.L.C., as General Partner

By:	/s/ Chad Waite
Name:	Chad Waite
Title:	Managing Member

Address:	1010 Market Street Kirkland, WA 98033

OVP VI ENTREPRENEURS FUND, L.P.

By: OVMC VI, L.L.C., as General Partner

By:	/s/ Chad Waite
Name:	Chad Waite
Title:	Managing Member

Address:	1010 Market Street Kirkland, WA 98033

NANOSTRING TECHNOLOGIES, INC.

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amendment to Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS: OVP VENTURE PARTNERS VII, L.P.

By: OVMC VII, L.L.C., as General Partner

By:	/s/ Chad Waite

Name:	Chad Waite
Title:	Managing Member

Address:	1010 Market Street Kirkland, WA 98033

OVP VII ENTREPRENEURS FUND, L.P.

By: OVMC VII, L.L.C., as General Partner

By:	/s/ Chad Waite

Name:	Chad Waite
Title:	Managing Member

Address:	1010 Market Street Kirkland, WA 98033

NANOSTRING TECHNOLOGIES, INC.

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amendment to Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS: DRAPER FISHER JURVETSON FUND VII, L.P.

By:	/s/ John Fisher
Name:	John Fisher
Title:	Managing Director

Address:	2882 Sand Hill Road Suite 150 Menlo Park, CA 94025

DRAPER FISHER JURVETSON PARTNERS VII, LLC

By:	/s/ John Fisher
Name:	John Fisher
Title:	Managing Member

Address:	2882 Sand Hill Road Suite 150 Menlo Park, CA 94025

DRAPER ASSOCIATES RISKMASTERS FUND, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

Address:	2882 Sand Hill Road Suite 150 Menlo Park, CA 94025

DRAPER ASSOCIATES RISKMASTERS FUND II, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

Address:	2882 Sand Hill Road Suite 150 Menlo Park, CA 94025

NANOSTRING TECHNOLOGIES, INC.

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amendment to Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS: DRAPER ASSOCIATES, L.P.

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	General Partner

Address:	2882 Sand Hill Road Suite 150 Menlo Park, CA 94025

NANOSTRING TECHNOLOGIES, INC.

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT